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                                                                   EXHIBIT 10.7

                              CONSULTING AGREEMENT

      This Consulting Agreement (the "Agreement") is entered into as of this 6th day of August, 2002, by and between Psychiatric Solutions, Inc., a Delaware corporation ("PSI") and Fred D. Furman, an independent contractor residing at 3858 Modena Place, San Diego, California 92130 ("CONSULTANT").

                                   BACKGROUND

      WHEREAS, CONSULTANT was formerly an employee of PSI (formerly known as PMR Corporation) and in such capacity provided certain services to a customer of PSI, the Mental Health Cooperative, Inc. ("MHC");

      WHEREAS, PSI wishes CONSULTANT to continue to perform certain services on behalf of PSI for MHC and CONSULTANT wishes to do so.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Responsibilities of CONSULTANT. CONSULTANT hereby agrees act on behalf of PSI to make himself available to MHC to answer questions, provided advice, review documents and provide other incidental type services for no more than fifteen
(15) hours per month. If a project or task will be more time consuming, CONSULTANT shall so advise PSI and the parties shall determine if CONSULTANT shall provide such services in which case, the parties shall agree upon the additional compensation to be paid to CONSULTANT.

2. Term and Termination. This Agreement shall remain in effect until either party provides the other with thirty (30) days advance written notice of the intent to terminate this agreement. Either party may terminate this agreement immediately for cause.

3. Consideration. CONSULTANT shall be paid Two Thousand Six Hundred Dollars ($2,600.00) per month for the services hereunder. Payment for the first month of services shall occur immediately after the closing of the merger between PMR Corporation and Psychiatric Solutions, Inc. Thereafter all payments shall be made on the first day of each month. CONSULTANT shall be reimbursed for all reasonable travel expenses incurred to provide the

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services hereunder in the event the parties agree that CONSULTANT shall travel to provide services hereunder.

4. Tools, Equipment or Supplies. CONSULTANT shall furnish, at his own expense, any tools, equipment or supplies that CONSULTANT may require to complete the services hereunder.

5. Indemnification. PSI shall indemnify and defend CONSULTANT for any claims asserted against CONSULTANT for any acts or omissions in connection with the performance of his duties on behalf of PSI or any of its affiliated companies .

6. Miscellaneous.

      (i) Independent Contractor. CONSULTANT shall not be deemed to be an employee of PMR for any purpose whatsoever, including but not limited to, the eligibility for inclusion in any retirement benefit plan, for sick pay, paid non-working holidays, paid vacation or leave days; participation in any plan or program offering life, accident or health insurance or in any medical reimbursement plan or other fringe benefit plan for the employees of PSI. CONSULTANT shall have no authority whatsoever to contractually bind PSI or otherwise make representations on its behalf.

      (ii) Responsibility for Taxes, FICA, etc. CONSULTANT acknowledges and agrees that, as an independent contractor, he is solely responsible for the payment of any taxes and/or assessments imposed on account of the payment of compensation to, or the performance of, the Services provided by him pursuant to this Agreement, including without limitation, any unemployment insurance tax, federal, state, and foreign income taxes, federal social security (FICA) payments, and state disability insurance taxes.

      (iii) Assignment. This Agreement may not be assigned, delegated or transferred by either party without the prior written consent of the other party; provided, however, that PSI shall have the right to assign the Agreement to any subsidiary or entity owned by PSI.

      (iv) Confidentiality. CONSULTANT acknowledges and agrees that PSI is entitled to prevent the disclosure of confidential and proprietary information of PSI. CONSULTANT agrees, at all times during the term of this Agreement and thereafter, to keep strictly confidential, and not to disclose to any third parties without PSI's prior written permission, all confidential and/or proprietary information of PSI that PSI may provide to CONSULTANT in connection with this Agreement (collectively, "Confidential


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      Information"). In addition, CONSULTANT shall not use any of the
      Confidential Information for any purpose other than business discussions with and consulting services to PSI, without PSI's or MHC's prior written consent as applicable. CONSULTANT acknowledges that this provision (iv) shall survive the termination of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

Psychiatric Solutions, Inc                          CONSULTANT


By:    /s/ Joey Jacobs                              /s/Fred D. Furman
      ------------------------------                ----------------------------

Title: President                                    SS No.:
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                                                      Address: 3858 Modena Place
                                                            San Diego, CA  92130